UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Principal Financial Officer

On February 21, 2012, Korn/Ferry International (the “Company”) and Michael DiGregorio entered into a Separation and General Release Agreement (the “Separation Agreement”), which is attached to this Current Report on Form 8-K as Exhibit 10.1, pursuant to which Mr. DiGregorio stepped down as Executive Vice President and Chief Financial Officer of the Company. The Separation Agreement, among other things, provides Mr. DiGregorio with benefits and payments consistent with those required under his employment agreement.

(c)	Appointment of Principal Financial Officer

On February 21, 2012, the Board of Directors of the Company appointed Robert Rozek the Company’s Executive Vice President and Chief Financial Officer, effective that date.

Mr. Rozek, age 51, joins the Company from Cushman & Wakefield, Inc., where for the approximately past four years he has served as Executive Vice President and Chief Financial Officer. Prior to joining Cushman & Wakefield, Inc., Mr. Rozek served from 2006 to 2008 as Senior Vice President and Chief Financial Officer of Las Vegas Sands Corp, a leading global developer of destination properties (integrated resorts) that feature premium accommodations, world-class gaming and entertainment, convention and exhibition facilities and many other amenities.

In connection with the appointment of Mr. Rozek as Executive Vice President and Chief Financial Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Rozek on February 6, 2012 for an initial term ending on April 30, 2015 and thereafter subject to automatic renewal for successive terms of one year each unless sooner terminated by Mr. Rozek or the Company. Pursuant to the terms of the Employment Agreement, Mr. Rozek will receive an initial annual base salary of $475,000, subject to increase at the discretion of the Board of Directors and/or the Compensation and Personnel Committee of the Board of Directors, and is eligible for an annual target cash incentive award equal to 100% of his annual base salary with the ability to earn up to a maximum cash award equal to 200% of his annual base salary. For the first year of his employment, Mr. Rozek will receive a guaranteed cash incentive award of no less than $275,000, payable in 12 equal semi-monthly installments, subject to Mr. Rozek’s continued employment. Upon commencement of his employment, Mr. Rozek will receive an initial one-time restricted stock unit award (the “Initial RSU Award”) covering a number of shares having a value on the grant date of the award equal to $1,050,000, which will vest in four (4) annual installments from the effective date of grant, in each case subject to Mr. Rozek’s continued employment. Commencing with the completion of fiscal year 2012, Mr. Rozek will be eligible to receive (i) a grant of restricted stock or restricted stock units (the “2012 Time-Based Awards”), covering a number of shares having a value on the grant date of the award equal to 50% of his annual base salary, which will vest in four (4) annual installments from the effective date of grant subject to Mr. Rozek’s continued employment; and (ii) an award of restricted stock units subject to performance-based vesting criteria (the “2012 Performance-Based Awards”), covering a number of shares with a value on the grant date of the award at target performance equal to 50% of his annual base salary, which 2012 Performance-Based Awards will be earned at the end of, and based on the Company’s performance during, a performance period of 3 years subject to Mr. Rozek’s continued employment. Collectively, the Initial RSU Award, 2012 Time-Based Awards and 2012 Performance-Based Awards are referred to as the “Initial Awards.” Beginning with the Company’s 2013 fiscal year, the Compensation and Personnel Committee will have the discretion to change the form and/or mix of long-term compensation awards Mr. Rozek is eligible to receive; provided, however, that Mr. Rozek’s aggregate annual target long-term incentive opportunity is equal to 100% of his annual base salary or such incentive plans and/or programs provide Mr. Rozek with an equivalent long-term incentive opportunity. Mr. Rozek is also entitled to a lump sum sign-on bonus payment of up to $628,000. Mr. Rozek will be required to repay the sign-on bonus in certain termination scenarios as detailed in his Employment Agreement. Mr. Rozek is also entitled to relocation benefits in connection with his move to Los Angeles.

In the event that Mr. Rozek’s employment is terminated by the Company without cause or by Mr. Rozek for good reason within 12 months after his start date, the Company will pay Mr. Rozek the following severance payments: (i) his accrued compensation, (ii) a pro-rata portion of his target annual cash incentive award, (iii) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months following termination, and (iv) the Initial Awards will become fully vested (assuming the target level of performance for the 2012 Performance-Based Awards). Additionally, following such termination, Mr. Rozek will not be required to repay the sign-on bonus.

In the event that Mr. Rozek’s employment is terminated by the Company without cause or by Mr. Rozek for good reason prior to a change in control or more than 12 months after a change in control occurs, the Company will pay Mr. Rozek the following severance payments: (i) his accrued compensation, (ii) a pro-rata portion of his target annual cash incentive award, (iii) a cash payment equal to one time his then current annual base salary to be paid in equal monthly installments over 12 months, (iv) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months following termination, (v) the Initial Awards will become fully vested (assuming the target level of performance for the 2012 Performance-Based Awards), (vi) all outstanding equity incentive awards (other than the Initial Awards and other than any restricted stock units subject to performance-based vesting criteria other than the 2012 Performance-Based Awards (such awards referred to as “Performance Shares”)) held by Mr. Rozek and all benefits under the Company’s ECAP at the time of termination that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination, and (vii) a pro-rata number of any Performance Shares and/or a payout under any long-term performance-based cash incentive program based on target performance and the number of days Mr. Rozek was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period). Additionally, following such termination, Mr. Rozek will not be required to repay the sign-on bonus.

In the event that Mr. Rozek’s employment is terminated by the Company without cause or by Mr. Rozek for good reason within 12 months following a change in control, the Company will pay Mr. Rozek the following severance payments: (i) his accrued compensation, (ii) a pro-rata portion of his target annual cash incentive award, (iii) a cash payment equal to one time his then current annual base salary and one time his target bonus to be paid in equal monthly installments over 12 months, (iv) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months following termination, plus an additional 6 months of health plan premium reimbursement, (v) all outstanding equity incentive awards held by Mr. Rozek and all benefits under the ECAP at the time of termination, except for the 2012 Performance-Based Awards and any other Performance Shares held by Mr. Rozek, will become fully vested as of the date of termination, (vi) a pro-rata number of 2012 Performance-Based Awards and/or any other Performance Shares held by Mr. Rozek and/or a pro-rata payout under any long-term performance-based cash incentive program based on actual performance and the number of days in the performance period prior to the change in control, and (vii) a pro-rata number of 2012 Performance-Based Awards and/or any other Performance Shares held by Mr. Rozek and/or a pro-rata payout under any long-term performance-based cash incentive program based on target performance and the number of days remaining in the performance period after the change in control. Additionally, following such termination, Mr. Rozek will not be required to repay the sign-on bonus.

In the event Mr. Rozek’s employment is terminated by the Company without cause upon the expiration of the initial term ending on April 30, 2015 or any subsequent one-year term of the Employment Agreement, the Company will pay Mr. Rozek his accrued compensation and, subject to Mr. Rozek’s provision of transition services to the Company for a period of three months (during which time Mr. Rozek would be entitled to continued pay at his then current annual base salary rate and participation in the Company’s welfare benefit plans, but no additional bonus or equity compensation), (i) a cash payment equal to one time his then current annual base salary to be paid in equal monthly installments over 12 months, (ii) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months following termination, (iii) the Initial Awards will become fully vested (assuming the target level of performance for the 2012 Performance-Based Awards), (iv) all outstanding equity incentive awards (other than the Initial Awards and other than any Performance Shares) held by Mr. Rozek and all benefits under the ECAP at the time of termination that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination, and (v) a pro-rata number of any Performance Shares and/or a payout under any long-term performance-based cash incentive program based on target performance and the number of days Mr. Rozek was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period). Additionally, following such termination, Mr. Rozek will not be required to repay the sign-on bonus.

There is no information that is required to be disclosed with respect to Mr. Rozek pursuant to Item 404(a) of Regulation S-K.

A copy of the Press Release announcing the appointment of Mr. Rozek is attached as Exhibit 99.1 to this Current Report and a copy of the Employment Agreement between the Company and Mr. Rozek is attached as Exhibit 10.2 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation and General Release Agreement.

10.2	Employment Agreement between Robert Rozek and Korn/Ferry International.

99.1	Press Release, dated February 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: February 21, 2012

/s/ Gary D. Burnison
Name: Gary D. Burnison
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and General Release Agreement.

10.2	Employment Agreement between Robert Rozek and Korn/Ferry International.

99.1	Press Release, dated February 21, 2012.